Service Properties Trust SVC Nasdaq Listed Third Quarter 2019 Exhibit 99.2 Supplemental Operating and Financial Data Sonesta Suites Scottsdale Gainey Ranch Scottsdale, AZ Operator: Sonesta International Hotels Corporation Guest Rooms: 164 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 3 Company Profile 4,5 Investor Information 6 Research Coverage 7 FINANCIALS Key Financial Data 9 Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Income 11 Notes to Condensed Consolidated Statements of Income 12 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Restricted Cash Activity 17 Property Acquisition and Disposition Information Since January 1, 2019 18 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 19 Calculation of FFO and Normalized FFO 20 PORTFOLIO INFORMATION Consolidated Portfolio by Brand Affiliation 22 Consolidated Portfolio Diversification by Industry 23 Hotel Portfolio by Operating Agreement and Manager 24 Hotel Portfolio by Brand 25 Hotel Operating Agreement Information 26, 27 Hotel Operating Statistics by Operating Agreement 28 Hotel Coverage by Operating Agreement 29 Net Lease Portfolio by Brand 30 Net Lease Portfolio by Top Industry 31 Net Lease Portfolio by Tenant (Top 10) 32 Net Lease Portfolio Expiration Schedule 33 Non-GAAP Financial Measures and Certain Definitions 34, 35 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36 Service Properties Trust 2 Supplemental Operating and Financial Data, September 30, 2019

CORPORATE INFORMATION Kimpton Hotel Palomar Washington, D.C. Operator: InterContinental Hotels Group Guest Rooms: 335Service Properties Trust Supplemental Operating and Financial Data, September 30, 2019

COMPANY PROFILE

COMPANY PROFILE

The Company:

Service Properties Trust (formerly known as Hospitality Properties Trust), or SVC, we, our, or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 185 brands across 24 distinct industries. SVC's properties are primarily operated under long term management or lease agreements. SVC is a component of 85 market indices and it comprises more than 1% of the following indices as of September 30, 2019: Bloomberg REIT Hotels Index (BBREHOTL) and the Solactive Global SuperDividend Index (SOLSDIV).

Management:

SVC is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing SVC, RMR manages Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, Office Properties Income Trust, a REIT that owns buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta International Hotels Corporation, or Sonesta, a privately owned operator and franchisor of hotels (including some of the hotels that SVC owns), truck service facilities and cruise boats, and TravelCenters of America Inc., or TA, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System (including all but three of the travel centers that SVC owns), truck service facilities and restaurants. RMR also advises the RMR Real Estate Income Fund, a publicly traded closed end fund that invests in publicly traded securities of real estate companies, and Tremont Mortgage Trust, a publicly traded mortgage REIT, through wholly owned SEC registered investment advisory subsidiaries, as well as manages the RMR Office Property Fund, a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of multi-tenant office properties throughout the U.S. As of September 30, 2019, RMR had $32.8 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 2,200 properties and more than 50,000 employees. We believe that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: SVC

Senior Unsecured Debt Ratings:

Standard & Poor's: BBB-
Moody's: Baa3

Key Data (as of September 30, 2019):
(dollars in 000s)

Total properties:		1,274
Hotels		328
Net lease properties		946
Number of hotel rooms/suites		51,086
Total net lease square feet		17,563,459
Q3 2019 total revenues	$	599,772
Q3 2019 net income	$	40,074
Q3 2019 Normalized FFO (1)	$	155,635

(1) See page 20 for the calculation of FFO and Normalized FFO and a reconciliation of net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to these amounts.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
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COMPANY PROFILE As of September 30, 2019 (dollars in thousands) Portfolio composition (1) Number of Properties Hotel Properties 328 Net Lease Properties 946 Total Properties 1,274 COMPANY PROFILE COMPANY Diversification Facts Tenants/Operators 286 Brands 185 Net lease: 41.0% Industries 24 States (2) 48 Hotel: 59.0% Investments (3) Hotels $ 6,863,985 Net Lease Properties 5,785,197 Total Investments $ 12,649,182 Annualized Minimum Return and Rent (3) Hotels $ 601,841 Net Lease Properties 418,635 Total Annualized Minimum Returns and Rents $ 1,020,476 Minimum Return/ Rent Coverage (3) Hotels 0.87x Net Lease 2.27x Total 1.44x Sonesta Fort Lauderdale Beach (1) Based on the Minimum Returns and Rents. Ft. Lauderdale, FL (2) We also own one property in Washington D.C., two in Canada and one in Puerto Rico. Operator: Sonesta (3) See pages 34 and 35 for our definition of investment, and minimum return and rent, and Guest Rooms: 240 coverage. Service Properties Trust 5 Supplemental Operating and Financial Data, September 30, 2019

INVESTOR INFORMATION Board of Trustees Donna D. Fraiche John L. Harrington William A. Lamkin Independent Trustee Lead Independent Trustee Independent Trustee John G. Murray Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management John G. Murray Brian E. Donley Ethan S. Bornstein President and Chief Executive Officer Chief Financial Officer and Treasurer Senior Vice President Todd W. Hargreaves Vice President Contact Information Investor Relations Inquiries Service Properties Trust Investor and media inquiries should be directed to Two Newton Place Kristin Brown, Director, Investor Relations at 255 Washington Street, Suite 300 (617) 796-8232, or kbrown@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 Financial inquiries should be directed to Brian E. Donley, (email) info@svcreit.com Chief Financial Officer and Treasurer, at (617) 964-8389 (website) www.svcreit.com or bdonley@rmrgroup.com. Service Properties Trust 6 Supplemental Operating and Financial Data, September 30, 2019

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

B. Riley | FBR
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Stifel Nicolaus
Simon Yarmak
(443) 224-1345
yarmaks@stifel.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Debt Research Coverage

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Reed Valvtas
(212) 553-14169
reed.valvtas@moodys.com

S&P Global
Nicolas Villa
(212) 438-1534
nicolas.villa@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
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FINANCIALS InterContinental Atlanta Perimeter (Ravinia) Atlanta, GA Operator: InterContinentalService Properties Hotels Trust Group Guest Rooms: 495Supplemental Operating and Financial Data, September 30, 2019

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Selected Balance Sheet Data:					
Total gross assets (1)	$ 12,602,187	$ 10,204,219	$ 10,235,599	$ 10,150,463	$ 10,250,294
Total assets	$ 9,515,503	$ 7,177,746	$ 7,255,804	$ 7,177,079	$ 7,251,553
Total liabilities	$ 6,906,517	$ 4,520,304	$ 4,519,238	$ 4,579,648	$ 4,458,982
Total shareholders' equity	$ 2,608,986	$ 2,657,442	$ 2,736,566	$ 2,597,431	$ 2,792,571
Selected Income Statement Data:					
Total revenues	$ 599,772	$ 610,562	$ 524,908	$ 550,799	$ 603,153
Net income (loss)	$ 40,074	$ 8,782	$ 225,787	$ (108,860)	$ 117,099
Adjusted EBITDA*re* (2) (3)	$ 209,545	$ 218,972	$ 195,901	$ 149,773	$ 225,676
FFO (4)	$ 147,184	$ 168,766	$ 144,640	$ 99,994	$ 174,653
Normalized FFO (3) (4)	$ 155,635	$ 168,766	$ 144,640	$ 99,994	$ 174,653
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 0.24	$ 0.05	$ 1.37	$ (0.66)	$ 0.71
FFO (4)	$ 0.90	$ 1.03	$ 0.88	$ 0.61	$ 1.06
Normalized FFO (3) (4)	$ 0.95	$ 1.03	$ 0.88	$ 0.61	$ 1.06
Dividend Data:					
Annualized dividends paid per share during the period	$ 2.16	$ 2.16	$ 2.12	$ 2.12	$ 2.12
Annualized dividend yield (at end of period) (5)	8.4%	8.6%	8.1%	8.9%	7.4%
Normalized FFO payout ratio (3) (4)	56.8%	52.4%	60.2%	86.9%	50.0%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) See page 19 for the calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(3) Adjusted EBITDA*re* and Normalized FFO for the three months ended December 31, 2018 include $53,635, or $0.33 per common share, of business management incentive fee expense.

(4) See page 20 for the calculation of FFO and Normalized FFO and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(5) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
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CONDENSED CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except share data) As of September 30, As of December 31, 2019 2018 ASSETS Real estate properties: Land $ 2,062,776 $ 1,626,239 Buildings, improvements and equipment 9,237,760 7,896,734 Total real estate properties, gross 11,300,536 9,522,973 Accumulated depreciation (3,086,684) (2,973,384) Total real estate properties, net 8,213,852 6,549,589 Acquired real estate leases and other intangibles 392,673 105,749 Assets held for sale 604,989 144,008 Cash and cash equivalents 16,990 25,966 Restricted cash 53,519 50,037 Due from related persons 72,587 91,212 Other assets, net 160,893 210,518 Total assets $ 9,515,503 $ 7,177,079 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 790,000 $ 177,000 Unsecured term loan, net 397,740 397,292 Senior unsecured notes, net 5,284,933 3,598,295 Security deposits 122,763 132,816 Accounts payable and other liabilities 292,161 211,332 Due to related persons 18,920 62,913 Total liabilities 6,906,517 4,579,648 CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,565,303 and 164,441,709 shares issued and outstanding 1,646 1,644 Additional paid in capital 4,547,055 4,545,481 Cumulative other comprehensive loss (175) (266) Cumulative net income available for common shareholders 3,506,538 3,231,895 Cumulative common distributions (5,446,078) (5,181,323) Total shareholders' equity 2,608,986 2,597,431 Total liabilities and shareholders' equity $ 9,515,503 $ 7,177,079 Service Properties Trust 10 Supplemental Operating and Financial Data, September 30, 2019

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except share data) For the Three Months Ended September 30, For the Nine Months Ended September 30, 2019 2018 2019 2018 Revenues: Hotel operating revenues (1) $ 525,290 $ 520,618 $ 1,521,368 $ 1,494,283 Rental income (2) 73,619 81,322 210,509 245,543 FF&E reserve income (3) 863 1,213 3,365 3,911 Total revenues 599,772 603,153 1,735,242 1,743,737 Expenses: Hotel operating expenses (1) 377,895 365,526 1,076,011 1,052,121 Other operating expenses 1,707 1,468 4,419 3,936 Depreciation and amortization 103,160 101,007 301,721 300,308 General and administrative (4) 12,464 13,425 36,906 38,280 Total expenses 495,226 481,426 1,419,057 1,394,645 Gain on sale of real estate (5) — — 159,535 — Dividend income — 626 1,752 1,878 Unrealized gains and (losses) on equity securities, net (6) (3,950) 43,453 (43,761) 89,348 Interest income 688 478 1,774 1,093 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,689, $2,570, $7,829 and $7,607, respectively) (52,375) (49,308) (151,742) (145,589) Loss on early extinguishment of debt (7) (8,451) — (8,451) (160) Income before income taxes and equity in earnings of an investee 40,458 116,976 275,292 295,662 Income tax expense (467) (707) (1,266) (1,949) Equity in earnings of an investee 83 830 617 881 Net income $ 40,074 $ 117,099 274,643 294,594 Weighted average common shares outstanding (basic) 164,321 164,232 $ 164,294 $ 164,212 Weighted average common shares outstanding (diluted) 164,348 164,274 $ 164,332 $ 164,242 Net income per common share (basic and diluted) $ 0.24 $ 0.71 $ 1.67 $ 1.79 CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED See Notes to Condensed Consolidated Statements of Income on page 12. Service Properties Trust 11 Supplemental Operating and Financial Data, September 30, 2019

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollar amounts in thousands, except share data) (1) As of September 30, 2019, we owned 328 hotels; 326 of these hotels were managed by hotel operating companies and two hotels were leased to hotel operating companies. As of September 30, 2019, we also owned 946 net lease properties. Our condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income and other operating expenses from our leased hotels and net lease properties. Certain of our managed hotels had net operating results that were, in the aggregate, $19,631 and $9,216 less than the minimum returns due to us for the three months ended September 30, 2019 and 2018, respectively, and $54,112 and $31,030 less than the minimum returns due to us for the nine months ended September 30, 2019 and 2018, respectively. When managers of these hotels are required to fund the shortfalls under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income as a reduction of hotel operating expenses. We reduced hotel operating expenses by $3,630 and $299 for the three months ended September 30, 2019 and 2018, respectively, and $17,166 and $2,377 for the nine months ended September 30, 2019 and 2018, respectively. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the applicable operating agreement. The security deposits are non-interest bearing and are not held in escrow. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our management agreements of $17,758 and $9,818 for the three months ended September 30, 2019 and 2018, respectively, and $41,555 and $28,653 for the nine months ended September 30, 2019 and 2018, respectively, which represent the unguaranteed portions of our minimum returns from our Sonesta and Wyndham agreements. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $9,076 and $21,321 more than the minimum returns due to us for the three months ended September 30, 2019 and 2018, respectively and $16,966 and $47,901 more than the minimum returns due to us for the nine months ended September 30, 2019 and 2018, respectively. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us pursuant to the terms of the applicable agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our condensed consolidated statements of income as an increase to hotel operating expenses. We had $3,631 and $5,204 of guaranty and security deposit replenishments for the three months ended September 30, 2019 and 2018, respectively, and $3,910 and $14,299 of guaranty and security deposit replenishments for the nine months ended September 30, 2019 and 2018, respectively. (2) We reduced rental income by $3,046 and $7,368 for the three and nine months ended September 30, 2019, respectively, and increased rental income by $3,136 and $9,359 for the three and nine months ended September 30, 2018, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TA and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight line basis. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No estimated business management incentive fee expense was recorded for the three and nine months ended September 30, 2019 or 2018. (5) We recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers. (6) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value. We sold our shares in RMR Inc. on July 1, 2019. (7) We recorded a loss of $8,451 on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with our acquisition of 767 service oriented net lease properties for $2,400,000, or the SMTA transaction. We also recorded a loss of $160 on early extinguishment of debt in the three months ended June 30, 2018 in connection with amending our revolving credit facility and term loan. NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED NOTES TO Service Properties Trust 12 Supplemental Operating and Financial Data, September 30, 2019

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) For the Nine Months Ended September 30, 2019 2018 Cash flows from operating activities: Net income $ 274,643 $ 294,594 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 301,721 300,308 Amortization of debt issuance costs and debt discounts and premiums as interest 7,829 7,607 Straight line rental income 7,368 (9,359) Security deposits replenished (utilized) (10,052) 7,687 Loss on early extinguishment of debt 8,451 160 Unrealized (gains) and losses on equity securities, net 43,761 (89,348) Equity in earnings of an investee (617) (881) Gain on sale of real estate (159,535) — Other non-cash (income) expense, net 109 (2,226) Changes in assets and liabilities: Due from related persons 3,609 (585) Other assets (6,352) (8,627) Accounts payable and other liabilities 12,743 (21,259) Due to related persons (51,148) (74,667) Net cash provided by operating activities 432,530 403,404 Cash flows from investing activities: Real estate acquisitions and deposits (2,659,186) (95,208) Real estate improvements (71,024) (111,248) Hotel managers’ purchases with restricted cash (143,692) (89,401) Hotel managers' deposit of insurance proceeds into restricted cash 14,325 18,000 Net proceeds from sale of real estate 308,200 — Proceeds from sale of equity securities 93,892 — Net cash used in investing activities (2,457,485) (277,857) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, after discounts and premiums 1,693,879 389,976 Borrowings under unsecured revolving credit facility 997,000 395,000 Repayments of unsecured revolving credit facility (384,000) (650,000) Deferred financing costs (21,869) (12,242) Repurchase of common shares (794) (606) Distributions to common shareholders (264,755) (259,678) Net cash provided by (used in) financing activities 2,019,461 (137,550) Decrease in cash and cash equivalents and restricted cash (5,494) (12,003) Cash and cash equivalents and restricted cash at beginning of period 76,003 97,496 Cash and cash equivalents and restricted cash at end of period $ 70,509 $ 85,493 Supplemental disclosure of cash and cash equivalents and restricted cash: The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the condensed consolidated statements of cash flows: Cash and cash equivalents $ 16,990 $ 19,849 Restricted cash 53,519 65,644 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Total cash and cash equivalents and restricted cash $ 70,509 $ 85,493 Supplemental cash flow information: Cash paid for interest $ 171,418 $ 158,056 Cash paid for income taxes 2,614 2,804 Service Properties Trust 13 Supplemental Operating and Financial Data, September 30, 2019

DEBT SUMMARY

DEBT SUMMARY

As of September 30, 2019
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$1,000,000 unsecured revolving credit facility (1) (2)	2.916%	$ 790,000	7/15/22	$ 790,000	2.8
$400,000 unsecured term loan (2) (3)	3.200%	400,000	7/15/23	400,000	3.8
Subtotal / weighted average	3.012%	$ 1,190,000		$ 1,190,000	3.1
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2021	4.250%	$ 400,000	2/15/21	$ 400,000	1.4
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	2.9
Senior unsecured notes due 2023	4.500%	500,000	6/15/23	500,000	3.7
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	4.5
Senior unsecured notes due 2024	4.350%	825,000	10/1/24	825,000	5.0
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	5.5
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	6.4
Senior unsecured notes due 2026	4.750%	450,000	10/1/26	450,000	7.0
Senior unsecured notes due 2027	4.950%	400,000	2/15/27	400,000	7.4
Senior unsecured notes due 2028	3.950%	400,000	1/15/28	400,000	8.3
Senior unsecured notes due 2029	4.950%	425,000	10/1/29	425,000	10.0
Senior unsecured notes due 2030	4.375%	400,000	2/15/30	400,000	10.4
Subtotal / weighted average	4.604%	$ 5,350,000		$ 5,350,000	5.9
Total / weighted average (4)	4.314%	$ 6,540,000		$ 6,540,000	5.4

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 100 basis points per annum. We also pay a facility fee of 20 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of September 30, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility for two additional six month periods.

(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased to up to $2,300,000 subject to certain terms and conditions.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 110 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of September 30, 2019. Our term loan is prepayable without penalty at any time.

(4) The carrying value of our total debt of $6,472,673 as of September 30, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $67,327.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
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DEBT MATURITY SCHEDULE As of September 30, 2019 (dollars in thousands) Unsecured Unsecured Floating Fixed Year Rate Debt Rate Debt Total (3) 2019 $ — — $ — 2020 — — — 2021 — 400,000 400,000 2022 790,000 (1) 500,000 1,290,000 2023 400,000 (2) 500,000 900,000 2024 — 1,175,000 1,175,000 2025 — 350,000 350,000 2026 — 800,000 800,000 DEBT MATURITY SCHEDULE DEBT MATURITY 2027 — 400,000 400,000 2028 — 400,000 400,000 2029 — 425,000 425,000 2030 — 400,000 400,000 $ 1,190,000 $ 5,350,000 $ 6,540,000 Percent of total debt 18.2% 81.8% 100% (1) Represents amounts outstanding under our $1,000,000 revolving credit facility at September 30, 2019. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date for two additional six month periods. (2) Represents amounts outstanding on our term loan at September 30, 2019. Our term loan is prepayable without penalty at any time. (3) The carrying value of our total debt of $6,472,673 as of September 30, 2019 is net of unamortized discounts and premiums and certain issuance costs totaling $67,327. Service Properties Trust 15 Supplemental Operating and Financial Data, September 30, 2019

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Leverage Ratios:					
Net debt [(1)] / total gross assets [(2)]	51.8%	40.4%	40.7%	41.4%	40.7%
Net debt [(1)] / gross book value of real estate assets [(3)]	56.0%	42.4%	43.0%	44.0%	43.1%
Secured debt [(1)] / total assets	0.0%	0.0%	0.0%	0.0%	0.0%
Variable rate debt [(1)] / Net debt [(1)]	18.2%	11.9%	13.0%	13.7%	13.0%
Coverage Ratios:					
Adjusted EBITDA*re* [(4) (5)] / interest expense	4.0x	4.4x	3.9x	3.0x	4.6x
Net debt [(1)] / annualized Adjusted EBITDA*re* [(4) (5)]	6.6x	4.7x	5.3x	7.0x	4.6x
Public Debt Covenants:					
Total debt [(1)] / adjusted total assets [(6)] - allowable maximum 60.0%	51.1%	40.4%	40.8%	40.9%	41.1%
Secured debt [(1)] / adjusted total assets [(6)] - allowable maximum 40.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service [(7)] / debt service - required minimum 1.50x	3.81x	4.22x	3.77x	2.79x	4.39x
Total unencumbered assets [(6)] / unsecured debt [(1)] - required minimum 150%	195.8%	247.6%	245.3%	244.3%	243.1%

(1) Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) Gross book value of real estate assets is real estate properties at cost, before purchase price allocations, less impairment write-downs, if any.

(4) See page 19 for the calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*, and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.

(5) We completed the SMTA transaction on September 20, 2019. For purpose of calculating coverage ratios for the three months ended September 30, 2019, we included our pro forma estimates of the annualized Adjusted EBITDA*re* we expect to be generated from the SMTA portfolio. Adjusted EBITDA*re* for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. Excluding business management incentive fee expense, Adjusted EBITDA*re* / interest expense and Net debt / annualized Adjusted EBITDA*re* would have been 4.1x and 5.2x, respectively, for the three months ended December 31, 2018.

(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

(7) Consolidated income available for debt service is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Consolidated income available for debt service for the three months ended December 31, 2018 includes $53,635 of business management incentive fee expense. No business management incentive fee expense was recorded for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, or September 30, 2018.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
16

RESTRICTED CASH ACTIVITY

RESTRICTED CASH ACTIVITY (1)

(dollars in thousands)

	As of and For the Three Months Ended				
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Total restricted cash (beginning of period)	$ 37,792	$ 75,129	$ 50,037	$ 65,644	$ 73,279
Manager deposits	46,618	21,484	11,335	20,213	18,353
SVC fundings (2):					
Marriott No. 1	1,252	934	13,593	7,281	915
Marriott No. 234	—	9,600	9,000	2,675	2,675
Radisson	1,891	6,532	10,611	—	—
Hotel improvements	(34,034)	(48,973)	(46,361)	(45,776)	(29,578)
FF&E reserves (end of period)	53,519	64,706	48,215	50,037	65,644
SVC sale proceeds (3)	—	(26,914)	26,914	—	—
Total restricted cash (end of period)	$ 53,519	$ 37,792	$ 75,129	$ 50,037	$ 65,644

(1) Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. Our management agreement with Wyndham requires FF&E reserve deposits subject to available cash flows, as defined in our Wyndham agreement. Our Sonesta agreement does not require FF&E reserve deposits. We own all the FF&E reserve escrows for our hotels. Our net lease agreements do not require FF&E escrow deposits; however, certain tenants may request that we fund capital improvements in return for increases in the annual minimum rent. Our tenants are generally not obligated to request and we are not obligated to fund any such improvements.

(2) Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund.

(3) Represents a portion of the proceeds from our sales of 20 travel centers in January 2019 restricted for the purpose of facilitating a tax deferred like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which was completed in the second quarter of 2019.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
17

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2019

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2019

(dollars in thousands except per room and per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room or Suite / Square Foot (000)
2/22/2019	1	Kimpton Hotel Palomar	Washington, D.C.	335	IHG	$ 141,450	$ 422
5/7/2019	1	Crowne Plaza	Milwaukee, WI	198	IHG	30,000	152
9/20/2019	767	Various (2)	Various	12,372,762	Various	2,482,382	201
10/9/2019	1	Kimpton Hotel Palomar	Chicago, IL	261	IHG	55,000	211
Total / Weighted Average	770			814 / 12,372,762		$ 2,708,832	$278 / $201

(1) Represents cash purchase price and excludes acquisition related costs.

(2) On September 20, 2019, we acquired a portfolio of net lease assets located in 43 states from SMTA. The purchase price represents our total consideration paid including transaction related costs.

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Square Footage	Former Operating Agreement	Sales Price (1)	Average Sales Price per Square Foot
1/17/2019	9	TA	Various (2)	250,977	Various	$ 140,510	$ 560
1/23/2019	8	TA & Petro	Various (2)	217,826	Various	137,810	633
1/29/2019	3	TA	Various (2)	72,680	Various	29,880	411
10/22/2019	1	N/A	Hermantown, MN	103,631	Home Furniture Inc.	6,250	60
10/29/2019	1	N/A	Las Vegas, NV	138,558	Station Casino Inc.	57,000	411
Total / Weighted Average	22			783,672		$ 371,450	$ 474

(1) Represents cash sales price and excludes closing related costs.

(2) We sold 20 travel centers that we had leased under our TA nos. 1, 2, 3, 4 and 5 agreements.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

18

CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre

CALCULATION OF EBITDA, EBITDA*re* AND ADJUSTED EBITDA*re* (1)

(in thousands)

		For the Three Months Ended					For the Nine Months Ended September 30,	
		9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	2019	2018
Net income (loss)		$ 40,074	$ 8,782	$ 225,787	$ (108,860)	$ 117,099	$ 274,643	$ 294,594
Add (Less):	Interest expense	52,375	49,601	49,766	49,624	49,308	151,742	145,589
	Income tax expense (benefit)	467	(260)	1,059	(754)	707	1,266	1,949
	Depreciation and amortization	103,160	99,196	99,365	102,769	101,007	301,721	300,308
EBITDA		196,076	157,319	375,977	42,779	268,121	729,372	742,440
Less:	Gain on sale of real estate (2)	—	—	(159,535)	—	—	(159,535)	—
EBITDA*re*		196,076	157,319	216,442	42,779	268,121	569,837	742,440
Add (Less):	General and administrative expense paid in common shares (3)	1,068	865	436	909	1,008	2,369	2,278
	Loss on early extinguishment of debt (4)	8,451	—	—	—	—	8,451	160
	Unrealized gains and losses on equity securities, net (5)	3,950	60,788	(20,977)	106,085	(43,453)	43,761	(89,348)
Adjusted EBITDA*re*		$ 209,545	$ 218,972	$ 195,901	$ 149,773	$ 225,676	$ 624,418	$ 655,530

(1) Please see page 34 for definitions of EBITDA, EBITDA*re* and Adjusted EBITDA*re* and a description of why we believe the presentation of these measures provide useful information to investors.

(2) We recorded a $159,535 gain on sale of real estate in the three months ended March 31, 2019, in connection with the sales of 20 travel centers.

(3) Amounts represent the equity compensation awarded to our trustees, our officers and certain other employees of RMR LLC.

(4) We recorded a loss of $8,451 on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with the SMTA transaction. We also recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan.

(5) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of the end of the period. We sold our shares of RMR Inc. in July 2019.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

19

CALCULATION OF FFO AND NORMALIZED FFO

CALCULATION OF FFO AND NORMALIZED FFO (1)

(amounts in thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended September 30,	
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	2019	2018
Net income (loss)	$ 40,074	$ 8,782	$ 225,787	$ (108,860)	$ 117,099	$ 274,643	$ 294,594
Add (Less): Depreciation and amortization	103,160	99,196	99,365	102,769	101,007	301,721	300,308
Gain on sale of real estate (2)	—	—	(159,535)	—	—	(159,535)	—
Unrealized gains and losses on equity securities, net (3)	3,950	60,788	(20,977)	106,085	(43,453)	43,761	(89,348)
FFO	147,184	168,766	144,640	99,994	174,653	460,590	505,554
Add: Loss on early extinguishment of debt (4)	8,451	—	—	—	—	8,451	160
Normalized FFO	$ 155,635	$ 168,766	$ 144,640	$ 99,994	$ 174,653	$ 469,041	$ 505,714
Weighted average shares outstanding (basic)	164,321	164,284	164,278	164,278	164,232	164,294	164,212
Weighted average shares outstanding (diluted)	164,348	164,326	164,322	164,278	164,274	164,332	164,242
Basic and diluted per share common share amounts:							
Net income (loss)	$ 0.24	$ 0.05	$ 1.37	$ (0.66)	$ 0.71	$ 1.67	$ 1.79
FFO	$ 0.90	$ 1.03	$ 0.88	$ 0.61	$ 1.06	$ 2.80	$ 3.08
Normalized FFO	$ 0.95	$ 1.03	$ 0.88	$ 0.61	$ 1.06	$ 2.85	$ 3.08

(1) Please see page 34 for definitions of FFO and Normalized FFO, a description of why we believe the presentation of these measures provides useful information to investors regarding our financial condition and results of operations and a description of how we use these measures.

(2) We recorded a $159,535 gain on sale of real estate in the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(3) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of the end of the period. We sold our shares of RMR Inc. in July 2019.

(4) We recorded a loss of $8,451 on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with the SMTA transaction. We also recorded a $160 loss on early extinguishment of debt in the three months ended June 30, 2018 in connection with the amendment of our revolving credit facility and term loan.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
20

PORTFOLIO INFORMATION Petro Travel Center, 2154 S. Beltline Boulevard I-77, Exit 5 Columbia, SC Operator: TravelCenters of America Service Properties Trust Supplemental Operating and Financial Data, September 30, 2019

CONSOLIDATED PORTFOLIO BY BRAND AFFILIATION As of September 30, 2019 (dollars in thousands except per room and sq. ft. data) Percent of Total Number of Percent of Percent of Number of Rooms Rooms or Suites Total HOTEL PORTFOLIO BY OPERATING AGREEMENT AND MANAGER Total or Suites (Hotels) / (Hotels) / Square Percent of Investment Annual Annual As of September 30, 2019 Number of Number of Square Footage Footage Total Per Minimum Minimum (dollars in thousands) Brand Affiliation Properties Properties (Net Lease) (Net Lease) Investment (1) (2) Investment Room / SF Return / Rent (1) (2) Return / Rent Marriott 122 9.7% 17,085 33.5% $ 1,843,159 14.6% $ 108 $ 191,256 18.7 % Percent of IHG 101 7.9% 16,893 33.1% 2,267,462 17.9% 134 207,411 20.3 % Percent of Total Hotel Sonesta 52 4.1% 8,862 17.3% 1,763,319 13.9% 199 131,229 12.9 % Total Percent of Percent of Investment Annual Annual Number of Number of Number of Rooms Total Number of Total Hotel Per Minimum Minimum Wyndham 22 1.7% 3,583 7.0% 398,964 3.2% 111 29,466 2.9 % By Operating Agreement (1): Properties Properties or Suites Rooms or Suites Investment (2) Investment Room or Suite Return / Rent (3) Return / Rent Hyatt 22 1.7% 2,724 5.3% 301,942 2.4% 111 22,037 2.2 % Marriott (no. 1) 53 10% 7,609 15% $ 722,087 7% $ 95 $ 71,714 8% Radisson 9 0.7% 1,939 3.8% 289,139 2.3% 149 20,442 2.0 % Marriott (no. 234) 68 13% 9,120 18% 1,030,994 10% 113 109,024 13% Subtotal / Average Hotels 328 25.8% 51,086 100.0% 6,863.985 54.3% 134 601,841 59.0 % Marriott (no. 5) 1 0% 356 1% 90,078 1% 253 10,518 1% TravelCenters of America 134 10.5% 3,720,693 21.2% 2,281,589 18.0% 613 167,990 16.5 % Subtotal / Average Marriott 122 23% 17,085 34% 1,843,159 18% 108 191,256 22% Petro Stopping Centers 45 3.5% 1,470,004 8.4% 1,021,226 8.1% 695 78,099 7.7 % IHG 102 21% 16,893 34% 2,267,462 22% 134 207,411 25% AMC Theatres 14 1.1% 696,471 4.0% 123,553 1.0% 177 10,725 1.1 % Sonesta 51 10% 8,862 17% 1,763,319 17% 199 131,229 15% The Great Escape 14 1.1% 542,666 3.1% 98,242 0.8% 181 7,140 0.7 % Wyndham 22 4% 3,583 7% 398,964 4% 111 29,466 4% Creme de la Creme 9 0.7% 190,061 1.1% 68,712 0.5% 362 5,811 0.6 % Hyatt 22 4% 2,724 4% 301,942 3% 111 22,037 3% Goodrich Quality Theaters 4 0.3% 245,388 1.4% 59,743 0.5% 243 5,396 0.5 % Radisson 9 2% 1,939 4% 289,139 3% 149 20,443 2% Life Time Fitness 3 0.2% 420,335 2.4% 92,617 0.7% 220 5,246 0.5 % Total / Average Hotels 328 64% 51,086 100% 6,855,685 67% 134 601,842 71% Casual Male 1 0.1% 755,992 4.3% 69,973 0.6% 93 5,221 0.5 % Buehler's Fresh Foods 5 0.4% 502,727 2.9% 76,536 0.6% 152 5,143 0.5% (1) See pages 25 through 27 for additional information regarding each of our operating agreements. CarMax 4 0.3% 201,000 1.1% 66,119 0.5% 329 4,878 0.5% (2) Represents historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves Other (3) 713 56.0% 8,818,122 50.1% 1,826,887 14.4% 207 122,986 11.9 % funded from hotel operations that do not result in increases in minimum returns or rents. CONSOLIDATED PORTFOLIO BY BRAND AFFILIATION BRAND PORTFOLIO BY CONSOLIDATED Subtotal / Average Net Lease (4) 946 74.2% 17,563,459 100.0% 5,785,197 45.7% 329 418,635 41.0% (3) Each of our management agreements or leases provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are Total / Average 1,274 100.0% 51,086 / 17,563,459 100% / 100% $ 12,649,182 100.0% $134 / $329 $ 1,020,476 100.0 % secured by full or limited guarantees or security deposits as more fully described on pages 25 through 27. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. (1) See page 35 for our definitions of investment and minimum rent or returns. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP and payments by TA of previously deferred rent. (2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale. (3) Other includes 153 distinct brands with an average investment of $11,940 and average annual minimum rent of $804. (4) The brands listed in the table above represent the top 10 net lease brands as a percentage of total annual minimum rent as of September 30, 2019. Service Properties Trust 22 Supplemental Operating and Financial Data, September 30, 2019

CONSOLIDATED PORTFOLIO DIVERSIFICATION BY INDUSTRY

CONSOLIDATED PORTFOLIO DIVERSIFICATION BY INDUSTRY

As of September 30, 2019

(dollars in thousands)

Industry	No. of Properties	Rooms/ Square Footage	Investments (1) (2)	Percent of Total Investment	Annual Minimum Return/ Rent (1) (2)	Percent of Total Annualized Minimum Return/Rent
1. Hotels	328	51,086	$ 6,863,985	54.3%	601,841	59.0%
2. Travel Centers	182	5,238,766	3,344,496	26.4%	249,209	24.4%
3. Restaurants-Quick Service	301	1,196,126	382,275	3.0%	25,473	2.5%
4. Movie Theaters	29	1,518,737	271,441	2.0%	23,479	2.3%
5. Restaurants-Casual Dining	87	706,159	302,734	2.3%	19,095	1.9%
6. Health and Fitness	17	966,066	208,975	1.7%	12,704	1.2%
7. Miscellaneous Retail	21	716,871	129,364	1.0%	9,986	1.0%
8. Medical/Dental Office	73	495,545	127,973	1.0%	8,886	0.9%
9. Automotive Parts and Service	79	414,772	126,263	1.0%	8,719	0.9%
10. Grocery	19	1,020,131	129,219	1.0%	8,587	0.8%
11. Automotive Dealers	12	322,696	110,059	0.9%	8,176	0.8%
12. Educational Services	14	328,890	95,227	0.8%	7,677	0.8%
13. Home Furnishings	18	1,047,680	123,653	1.0%	7,549	0.7%
14. Apparel	3	1,019,064	82,284	0.7%	6,086	0.6%
15. Other	3	182,645	64,366	0.5%	5,001	0.5%
16. Entertainment	4	199,853	61,436	0.5%	4,222	0.4%
17. Sporting Goods	3	331,864	52,022	0.4%	3,481	0.3%
18. Miscellaneous Manufacturing	7	763,312	32,873	0.3%	2,402	0.2%
19. Car Washes	6	48,442	32,028	0.3%	2,319	0.2%
20. Building Materials	28	458,492	31,124	0.2%	2,124	0.2%
21. Drug Stores and Pharmacies	8	82,543	23,970	0.2%	1,646	0.2%
22. Legal Services	5	25,429	11,362	0.1%	974	0.1%
23. General Merchandise	3	99,233	7,492	0.1%	555	0.1%
24. Dollar Stores	5	54,784	7,196	0.1%	285	—%
25. Vacant	19	325,359	27,365	0.2%	—	—%
Total	1,274	51,086 / 17,563,459	$ 12,649,182	100.0%	$ 1,020,476	100.0%

(1) See page 35 for our definitions of investment and minimum return and rent.

(2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

23

HOTEL PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

HOTEL PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

As of September 30, 2019
(dollars in thousands)

By Operating Agreement [1]:	Number of Hotel Properties	Percent of Total Number of Hotel Properties	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment [2]	Percent of Total Hotel Investment	Investment Per Room or Suite	Annual Minimum Return / Rent [2]	Percent of Total Hotel Annual Minimum Return / Rent
Marriott (no. 1)	53	16%	7,609	15%	$ 722,087	11%	$ 95	$ 71,714	12%
Marriott (no. 234)	68	21%	9,120	18%	1,030,994	15%	113	109,024	18%
Marriott (no. 5)	1	—%	356	1%	90,078	1%	253	10,518	2%
Subtotal / Average Marriott	122	37%	17,085	34%	1,843,159	27%	108	191,256	32%
IHG	102	31%	16,893	33%	2,267,462	33%	134	207,411	34%
Sonesta	51	16%	8,862	17%	1,763,319	26%	199	131,229	22%
Wyndham	22	7%	3,583	7%	398,964	6%	111	29,466	5%
Hyatt	22	7%	2,724	5%	301,942	4%	111	22,037	4%
Radisson	9	2%	1,939	4%	289,139	4%	149	20,442	3%
Total / Average Hotels	328	100%	51,086	100%	$ 6,863,985	100%	$ 134	$ 601,841	100%

(1) See pages 26 through 27 for additional information regarding each of our hotel operating agreements.
(2) See page 35 for our definitions of investment and minimum return and rent.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

24

HOTEL PORTFOLIO BY BRAND

HOTEL PORTFOLIO BY BRAND

As of September 30, 2019
(dollars in thousands)

Brand	Manager	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment (1)	Percent of Total Hotel Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	21.6%	10,264	20.1%	$ 1,015,258	14.8%	$ 99
Royal Sonesta Hotels®	Sonesta	6	1.8%	2,332	4.6%	745,055	10.9%	319
Sonesta ES Suites®	Sonesta	39	11.9%	4,730	9.3%	647,337	9.4%	137
Crowne Plaza®	IHG	11	3.4%	4,141	8.1%	617,488	9.0%	149
Candlewood Suites®	IHG	61	18.6%	7,553	14.6%	586,546	8.5%	78
Residence Inn by Marriott®	Marriott	35	10.8%	4,488	8.8%	554,602	8.1%	124
Kimpton® Hotels & Restaurants	IHG	4	1.2%	1,160	2.3%	424,036	6.2%	366
Sonesta Hotels & Resorts®	Sonesta	6	1.8%	1,800	3.5%	370,928	5.4%	206
Staybridge Suites®	IHG	20	6.1%	2,481	4.9%	347,592	5.1%	140
Hyatt Place®	Hyatt	22	6.7%	2,724	5.3%	301,942	4.4%	111
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	6	1.8%	1,827	3.6%	296,714	4.3%	162
InterContinental Hotels and Resorts®	IHG	3	0.9%	804	1.6%	218,469	3.2%	272
Radisson® Hotels & Resorts and Radisson Blu®	Radisson	6	1.8%	1,509	3.0%	235,724	3.4%	156
Marriott Hotels and Resorts®	Marriott	2	0.6%	748	1.5%	131,576	1.9%	176
TownePlace Suites by Marriott®	Marriott	12	3.7%	1,321	2.6%	116,262	1.7%	88
Hawthorn Suites®	Wyndham	16	4.9%	1,756	3.4%	102,251	1.5%	58
Country Inns & Suites® by Radisson	Radisson	3	0.9%	430	0.8%	53,415	0.8%	124
Holiday Inn®	IHG	3	0.9%	754	1.5%	73,331	1.0%	97
SpringHill Suites by Marriott®	Marriott	2	0.6%	264	0.5%	25,459	0.4%	96
Total / Average Hotels		328	100.0%	51,086	100.0%	$ 6,863,985	100.0%	$ 134

(1) See page 35 for our definition of investment.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

25

HOTEL OPERATING AGREEMENT INFORMATION As of September 30, 2019 (dollars in thousands) Marriott No. 1 - We lease 53 Courtyard by Marriott® branded hotels in 24 states to one of our taxable REIT subsidiaries, or TRSs. The hotels are managed by a subsidiary of Marriott under a combination management agreement which expires in 2024; Marriott has two renewal options for 12 years each for all, but not less than all, of the hotels. We have no security deposit or guarantee from Marriott for these 53 hotels. Accordingly, payment by Marriott of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after payment of operating expenses and funding of the FF&E reserve. In addition to our minimum return, this agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return and payment of certain management fees. Marriott No. 234 - We lease 68 of our Marriott® branded hotels (one full service Marriott®, 35 Residence Inn by Marriott®, 18 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 22 states to one of our TRSs. The hotels are managed by subsidiaries of Marriott under a combination management agreement which expires in 2025; Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. We originally held a security deposit of $64,700 under this agreement to cover payment shortfalls of our minimum return. As of September 30, 2019, the available balance of this security deposit was $36,621. This security deposit may be replenished from a share of the hotels' available cash flows in excess of our minimum return and certain management fees. Marriott has also provided us with a $40,000 limited guaranty to cover payment shortfalls up to 90% of our minimum return after the available security deposit balance has been depleted. This limited guaranty expires on December 31, 2019. As of September 30, 2019, the available Marriott guaranty was $30,672. In addition to our minimum return, this agreement provides for payment to us of 62.5% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. Marriott No. 5 - We lease one Marriott® branded hotel in Kauai, HI to a subsidiary of Marriott under a lease that expires in 2019. Marriott has four renewal options for 15 years each. On August 31, 2016, Marriott notified us that it will not exercise its renewal option at the expiration of the current lease term ending on December 31, 2019. This lease is guaranteed by Marriott and provides for increases in the annual minimum rent payable to us based on changes in the consumer price index. IHG - We lease 101 IHG branded hotels (20 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 11 Crowne Plaza®, four Kimpton® Hotels & Restaurants and three Holiday Inn®) in 30 states in the U.S., the District of Columbia and Ontario, Canada to one of our TRSs. These 101 hotels are managed by subsidiaries of IHG under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of IHG. The annual minimum return amount presented in the table on page 24 includes $7,908 of HOTEL OPERATING AGREEMENT INFORMATION OPERATING HOTEL minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; IHG has two renewal options for 15 years each for all, but not less than all, of the hotels. As of September 30, 2019, we held a security deposit of $85,741 under this agreement to cover payment shortfalls of our minimum return. This security deposit, if utilized, may be replenished and increased up to $100,000 from the hotels' available cash flows in excess of our minimum return and certain management fees. Under this agreement, IHG is required to maintain a minimum security deposit of $37,000. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, if any, payment of our minimum return, payment of certain management fees and replenishment and expansion of the security deposit. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. Service Properties Trust 26 Supplemental Operating and Financial Data, September 30, 2019

HOTEL OPERATING AGREEMENT INFORMATION As of September 30, 2019 (dollars in thousands) Sonesta - We lease our 51 Sonesta branded hotels (six Royal Sonesta® Hotels, six Sonesta Hotels & Resorts® and 39 Sonesta ES Suites® hotels) in 26 states to one of our TRSs. The hotels are managed by Sonesta under a combination management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum return, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, management fees to Sonesta, our minimum return, an imputed FF&E reserve to us and reimbursement of operating loss or working capital advances, if any. Wyndham - We lease our 22 Wyndham branded hotels (six Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 14 states to one of our TRSs. The hotels are managed by subsidiaries of Wyndham under a combination management agreement which expires in 2038; Wyndham has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $35,656 under the management agreement to cover payment shortfalls of our minimum return, subject to an annual payment limit of $17,828. This guaranty expires in 2020. As of September 30, 2019, the Wyndham guaranty was depleted. This guaranty may be replenished from the hotels' available cash flows in excess of our minimum return. This agreement provides that if the hotel cash flows available after payment of hotel operating expenses are less than the minimum returns due to us and if the guaranty is depleted, to avoid a default, Wyndham is required to pay us the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, payment of our minimum return, funding of the FF&E reserve, if any, payment of certain management fees and reimbursement of any Wyndham guaranty advances. This additional return amount is not guaranteed. We lease 48 vacation units in one of the hotels to a subsidiary of Wyndham Destinations, Inc. (NYSE: WYND), or Destinations, under a lease that expires in 2037; Destinations has two renewal options for 15 years each for all, but not less than all, of the vacation units. The lease is guaranteed by Destinations and provides for rent increases of 3% per annum. The annual minimum return amount presented in the table on page 24 includes $1,493 of minimum rent related to the Destinations lease. Hyatt - We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotels Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of September 30, 2019, the available Hyatt guaranty was $21,346. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. HOTEL OPERATING AGREEMENT INFORMATION OPERATING HOTEL In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Radisson - We lease our nine Radisson branded hotels (five Radisson® Hotels & Resorts, three Country Inns & Suites® by Radisson and one Radisson Blu® hotel) in six states to one of our TRSs and these hotels are managed by a subsidiary of Radisson under a combination management agreement which expires in 2035 and Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $47,523 under this agreement to cover payment shortfalls of our minimum return. As of September 30, 2019, the available Radisson guaranty was $42,466. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. Also, this guaranty cap may be increased if we fund excess renovation costs under our agreement with Radisson. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Service Properties Trust 27 Supplemental Operating and Financial Data, September 30, 2019

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT

HOTEL OPERATING STATISTICS BY OPERATING AGREEMENT

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	Change	For the Nine Months Ended September 30, 2019	For the Nine Months Ended September 30, 2018	Change
ADR								
Marriott (no. 1)	53	7,609	$ 132.70	$ 132.67	—%	$ 134.27	$ 132.19	1.6%
Marriott (no. 234)	68	9,120	132.40	134.75	(1.7%)	134.44	134.05	0.3%
Marriott (no. 5)	1	356	308.12	301.59	2.2%	304.95	290.71	4.9%
Subtotal / Average Marriott	122	17,085	136.82	137.88	(0.8%)	138.67	137.32	1.0%
IHG (1)	102	16,893	120.44	123.97	(2.8%)	122.04	125.37	(2.7%)
Sonesta (1) (2)	51	8,862	140.45	146.63	(4.2%)	147.47	149.31	(1.2%)
Wyndham	22	3,583	100.63	103.40	(2.7%)	97.67	100.96	(3.3%)
Hyatt	22	2,724	105.76	109.34	(3.3%)	109.67	112.64	(2.6%)
Radisson (1)	9	1,939	141.65	141.16	0.3%	136.66	134.29	1.8%
All Hotels Total / Average	328	51,086	$ 127.82	$ 130.68	(2.2%)	$ 129.91	$ 131.15	(0.9%)
OCCUPANCY								
Marriott (no. 1)	53	7,609	73.1%	72.5%	0.6 pts	68.8%	70.1%	-1.3 pts
Marriott (no. 234)	68	9,120	77.4%	76.7%	0.7 pts	74.9%	76.2%	-1.3 pts
Marriott (no. 5)	1	356	88.6%	87.0%	1.6 pts	87.7%	91.7%	-4.0 pts
Subtotal / Average Marriott	122	17,085	75.7%	75.1%	0.6 pts	72.4%	73.8%	-1.4 pts
IHG (1)	102	16,893	79.8%	82.0%	-2.2 pts	77.7%	80.0%	-2.3 pts
Sonesta (1) (2)	51	8,862	73.8%	72.3%	1.5 pts	70.0%	69.2%	0.8 pts
Wyndham	22	3,583	74.5%	72.3%	2.2 pts	69.4%	69.6%	-0.2 pts
Hyatt	22	2,724	79.4%	80.1%	-0.7 pts	78.9%	80.5%	-1.6 pts
Radisson (1)	9	1,939	79.5%	75.4%	4.1 pts	72.7%	74.6%	-1.9 pts
All Hotels Total / Average	328	51,086	77.0%	77.0%	0.0 pts	73.9%	75.1%	-1.2 pts
RevPAR								
Marriott (no. 1)	53	7,609	$ 97.00	$ 96.19	0.8%	$ 92.38	$ 92.67	(0.3%)
Marriott (no. 234)	68	9,120	102.48	103.35	(0.8%)	100.70	102.15	(1.4%)
Marriott (no. 5)	1	356	272.99	262.38	4.0%	267.44	266.58	0.3%
Subtotal / Average Marriott	122	17,085	103.57	103.55	—%	100.40	101.34	(0.9%)
IHG (1)	102	16,893	96.11	101.66	(5.5%)	94.83	100.30	(5.5%)
Sonesta (1) (2)	51	8,862	103.65	106.01	(2.2%)	103.23	103.32	(0.1%)
Wyndham	22	3,583	74.97	74.76	0.3%	67.78	70.27	(3.5%)
Hyatt	22	2,724	83.97	87.58	(4.1%)	86.53	90.68	(4.6%)
Radisson (1)	9	1,939	112.61	106.43	5.8%	99.35	100.18	(0.8%)
All Hotels Total / Average	328	51,086	$ 98.42	$ 100.62	(2.2%)	$ 96.00	$ 98.49	(2.5%)

(1) Operating data includes data for certain hotels for periods prior to when we acquired them.

(2) Operating data includes data for one hotel for periods prior to when it was managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019
28

HOTEL COVERAGE BY OPERATING AGREEMENT (1) Number of For the Twelve Months Ended Operating Agreement Properties 9/30/2019 6/30/2019 3/31/2019 12/31/2018 9/30/2018 Marriott (no. 1) 53 1.16x 1.18x 1.19x 1.20x 1.20x Marriott (no. 234) 68 1.04x 1.06x 1.08x 1.09x 1.10x Marriott (no. 5) 1 1.01x 0.97x 1.03x 1.05x 1.07x Subtotal Marriott 122 1.08x 1.10x 1.12x 1.13x 1.13x IHG 102 0.90x 0.97x 1.02x 1.06x 1.12x Sonesta 51 0.58x 0.62x 0.64x 0.66x 0.68x Wyndham 22 0.58x 0.59x 0.61x 0.67x 0.75x Hyatt 22 0.90x 0.95x 1.00x 1.04x 1.08x Radisson 9 0.95x 0.93x 0.97x 1.11x 1.10x Total Hotels 328 0.87x 0.92x 0.95x 0.98x 1.01x Number of For the Three Months Ended Operating Agreement Properties 9/30/2019 6/30/2019 3/31/2019 12/31/2018 9/30/2018 Marriott (no. 1) 53 1.30x 1.44x 0.89x 0.99x 1.38x Marriott (no. 234) 68 1.06x 1.22x 0.92x 0.95x 1.14x Marriott (no. 5) 1 1.17x 0.96x 1.04x 0.86x 1.04x Subtotal Marriott 122 1.16x 1.29x 0.91x 0.96x 1.22x IHG 102 0.88x 1.09x 0.79x 0.83x 1.18x Sonesta 51 0.48x 0.87x 0.44x 0.50x 0.68x Wyndham 22 0.93x 0.90x 0.07x 0.42x 0.99x HOTEL COVERAGE BY OPERATING AGREEMENT OPERATING COVERAGE BY HOTEL Hyatt 22 0.77x 1.20x 0.92x 0.71x 0.95x Radisson 9 1.38x 1.13x 0.45x 0.79x 1.34x Total Hotels 328 0.90x 1.10x 0.71x 0.77x 1.07x All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data. (1) See page 34 for our definition of hotel coverage. Coverage amounts for our IHG, Sonesta and Radisson agreements include data for certain hotels for periods prior to when we acquired ownership of them. Coverage amounts for our Sonesta agreement include data for one hotel prior to when it was managed by Sonesta. Coverage amounts for our Radisson agreement leases exclude data for certain properties we sold during the periods presented. Service Properties Trust 29 Supplemental Operating and Financial Data, September 30, 2019

Net Lease Portfolio by Brand As of September 30, 2019 (dollars in thousands) Percent of Total Percent of Total Annualized Minimum Annualized Brand No. of Buildings Investment (1) (2) Investment Rent (1) (2) Minimum Rent Coverage (1) (4) 1. TravelCenters of America 134 $ 2,281,589 39.3% $ 167,990 40.1% 1.95x PORTFOLIO BY BRAND - NET LEASE 2. Petro Stopping Centers 45 1,021,227 17.7% 78,099 18.7% 1.62x As of September 30, 2019 3. AMC Theatres 14 123,554 2.1% 10,725 2.6% 1.36x (dollars in thousands) 4. The Great Escape 14 98,242 1.7% 7,140 1.7% 4.12x Number of Percent of 5. Creme de la Creme 9 68,712 1.2% 5,811 1.4% 1.84x Percent of Rooms or Total Number of 6. Goodrich Quality Theaters 4 59,743 1.0% 5,396 1.3% 1.48x Total Suites (Hotels) / Rooms or Suites Percent of Investment 7. Life Time Fitness 3 92,617 1.6% 5,246 1.3% 3.56x Number of Number of Land Acreage (Hotels) / Acres Total Per 8. Casual Male 1 69,973 1.2% 5,221 1.2% 1.24x Brand Properties Properties (Travel Centers) (Travel Centers) Investment (1) Investment Room or Suite 9. Buehler's Fresh Foods 5 76,536 1.3% 5,143 1.2% 2.22x 10. CarMax 4 66,119 1.1% 4,878 1.2% 2.51x Travel Centers 11. Heartland Dental 59 61,120 1.1% 4,427 1.1% 3.50x Universal Pool Co., Inc. Crème De La Crème (Lessee), Inc. 12. Pizza Hut 62 61,434 1.1% 4,112 1.0% 1.45x Goodrich Quality Theaters, Inc. 13. Regal Cinemas 6 44,476 0.8% 3,658 0.9% 1.84x Destination XL Group, Inc. 14. Station Casinos (3) 1 56,083 1.0% 3,561 0.9% 3.00x Styx Acquisition, LLC NET LEASE PORTFOLIO BY BRAND NET LEASE PORTFOLIO BY 15. Express Oil Change 23 49,724 0.9% 3,379 0.8% 3.62x CarMax Auto Superstores, Inc. 16. Burger King 34 51,737 0.9% 3,236 0.8% 2.95x Professional Resource Development, Inc. 17. Flying J Travel Plaza 3 41,681 0.7% 3,120 0.7% 3.49x Eastwynn Theatres, Inc. 18. B&B Theatres 4 34,369 0.6% 3,100 0.7% 1.72x Carmike Cinemas, LLC 19. Norms 10 53,673 0.9% 3,046 0.7% 3.76x Regal Cinemas, Inc. 20. Golden Corral 10 42,277 0.7% 3,015 0.7% 1.90x Station Casinos, LLC 21. Hardee's 30 44,809 0.8% 2,925 0.7% 1.07x Express Oil Change, L.L.C. 22. Popeye's Chicken & Biscuits 28 39,116 0.7% 2,700 0.6% 1.65x Spirit FJ SMF SPE, LLC 23. America's Auto Auction 6 34,314 0.6% 2,672 0.6% 5.20x Cinema Operating Company, LLC 24. Church's Chicken 45 35,995 0.6% 2,576 0.6% 1.83x Norms Restaurants, LLC 25. Mills Fleet Farm 1 37,802 0.7% 2,571 0.6% 3.35x American Multi-Cinema, Inc. 26. Other (4) 391 1,138,275 19.7% 74,888 17.9% 3.48x Automotive Remarketing Group, Inc. Total 946 $ 5,785,197 100.0% $ 418,635 100.0% 2.27x Mills Fleet Farm Group LLC Other (1) See pages 34 and 35 for our definition of investment, minimum rent and coverage. Total / Average — 0% — 0% $ — 0% $ — (2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale. (3) We sold this property on October 30, 2019. (1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from (4) Coverage amounts include data for certain properties for periods prior to when we assumed ownership of them. FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. (5) Other includes 138 distrinct brands with an average investment of $8,187 and average annual minimum rent of $559. Service Properties Trust 30 Supplemental Operating and Financial Data, September 30, 2019

Net Lease Portfolio by Industry As of September 30, 2019 PORTFOLIO BY BRAND - NET LEASE (dollars in thousands) As of September 30, 2019 (dollars in thousands) Percent of Total Number of Percent of Percent of Total Annualized Annualized Industry No. of Buildings Investment (1) (2) Investment Minimum Rent (1) (2) Minimum Rent Coverage (3) Percent of Rooms or Total Number of Total Suites (Hotels) / Rooms or Suites Percent of Investment 1. Travel Centers 182 $ 3,344,497 58.0% $ 249,209 59.4% 1.85x Number of Number of Land Acreage (Hotels) / Acres Total Per 2. Restaurants-Quick Service 301 382,275 6.6% 25,473 6.1% 2.27x (1) 3. Movie Theaters 29 271,441 4.7% 23,479 5.6% 1.51x Brand Properties Properties (Travel Centers) (Travel Centers) Investment Investment Room or Suite 4. Restaurants-Casual Dining 87 302,734 5.2% 19,095 4.6% 2.56x Travel Centers 5. Health and Fitness 17 208,975 3.6% 12,704 3.0% 2.40x 6. Miscellaneous Retail 21 129,364 2.2% 9,986 2.4% 3.49x Universal Pool Co., Inc. 7. Medical/Dental Office 79 127,973 2.2% 8,886 2.1% 4.98x Crème De La Crème (Lessee), Inc. 8. Automotive Parts and Service 73 126,263 2.2% 8,719 2.1% 2.75x Goodrich Quality Theaters, Inc. 9. Grocery 19 129,219 2.2% 8,587 2.1% 2.99x Destination XL Group, Inc. 10. Automotive Dealers 12 110,059 1.9% 8,176 2.0% 3.65x Styx Acquisition, LLC 11. Educational Services 14 95,227 1.6% 7,677 1.8% 1.46x CarMax Auto Superstores, Inc. 12. Home Furnishings 18 123,653 2.1% 7,549 1.8% 2.69x NET LEASE PORTFOLIO BY INDUSTRY NET LEASE PORTFOLIO BY Professional Resource Development, Inc. 13. Apparel 3 82,284 1.4% 6,086 1.5% 1.57x Eastwynn Theatres, Inc. 14. Other 3 64,366 1.1% 5,001 1.2% 2.47x Carmike Cinemas, LLC 15. Entertainment 4 61,436 1.1% 4,222 1.0% 1.97x Regal Cinemas, Inc. 16. Sporting Goods 3 52,022 0.9% 3,481 0.8% 2.82x 17. Miscellaneous Manufacturing 7 32,873 0.6% 2,402 0.6% 25.28x Station Casinos, LLC 18. Car Washes 6 32,028 0.6% 2,319 0.6% 4.56x Express Oil Change, L.L.C. 19. Building Materials 28 31,124 0.5% 2,124 0.5% 3.15x Spirit FJ SMF SPE, LLC 20. Drug Stores and Pharmacies 8 23,970 0.4% 1,646 0.4% 1.79x Cinema Operating Company, LLC 21. Legal Services 5 11,362 0.2% 974 0.2% 1.47x Norms Restaurants, LLC 22. General Merchandise 3 7,492 0.1% 555 0.1% 3.27x American Multi-Cinema, Inc. 23. Dollar Stores 5 7,196 0.1% 285 0.1% 2.89x Automotive Remarketing Group, Inc. 24 Vacant 19 27,364 0.5% — —% N/A Mills Fleet Farm Group LLC Total 946 $ 5,785,197 100.0% $ 418,635 100.0% 2.27x Other Total / Average — 0% — 0% $ — 0% $ — (1) See pages 34 and 35 for our definition of investment, minimum rent and coverage. (2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale. (1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from (3) Coverage amounts include data for certain properties for periods prior to when we assumed ownership of them. FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. Service Properties Trust 31 Supplemental Operating and Financial Data, September 30, 2019

Net Lease Portfolio by Tenant (Top 10) As of September 30, 2019 (dollars in thousands) PORTFOLIO BY BRAND - NET LEASE As of September 30, 2019 Percent of Total (dollars in thousands) Percent of Total Annualized Annualized Tenant Brand Affiliation No. of Buildings Investment (1) (2) Investment Minimum Rent (1) (2) Minimum Rent Coverage (3) Number of Percent of TravelCenters of America / Percent of Rooms or Total Number of 1. TravelCenters of America Inc. Petro Stopping Centers 179 $ 3,302,816 57.0% $ 246,088 58.7% 1.84x (4) (5) Total Suites (Hotels) / Rooms or Suites Percent of Investment 2. Universal Pool Co., Inc. The Great Escape 14 98,242 1.7% 7,140 1.7% 4.12x Number of Number of Land Acreage (Hotels) / Acres Total Per 3. Creme De La Creme, Inc. Creme De La Creme 9 68,712 1.2% 5,811 1.4% 1.84x (4) Brand Properties Properties (Travel Centers) (Travel Centers) Investment (1) Investment Room or Suite 4. Goodrich Quality Theaters, Inc. Goodrich Quality Theaters 4 59,743 1.0% 5,396 1.3% 1.48x Travel Centers (4) 5. Healthy Way of Life II, LLC Life Time Fitness 3 92,617 1.6% 5,246 1.3% 3.56x Universal Pool Co., Inc. 6. Destination XL Group, Inc. Casual Male 1 69,973 1.2% 5,221 1.2% 1.24x Crème De La Crème (Lessee), Inc. 7. Styx Acquisition, LLC Buehler's Fresh Foods 5 76,536 1.3% 5,143 1.2% 2.22x Goodrich Quality Theaters, Inc. Destination XL Group, Inc. 8. Professional Resource Development, Inc. Heartland Dental 59 61,120 1.1% 4,427 1.1% 3.50x Styx Acquisition, LLC 9. Station Casinos, Inc. (6) Station Casino 1 56,083 1.0% 3,561 0.9% 3.00x CarMax Auto Superstores, Inc. 10. Express Oil Change, L.L.C. Express Oil Change 23 49,724 0.9% 3,379 0.8% 3.62x Professional Resource Development, Inc. Sub-total, top 10 298 3,935,566 68.0% 291,412 69.6% 1.88x Eastwynn Theatres, Inc. Carmike Cinemas, LLC 11. Other (7) Various 648 1,849,631 32.0% 127,223 30.4% 2.95x Regal Cinemas, Inc. Total 946 $ 5,785,197 100.0% $ 418,635 100.0% 2.27x NET LEASE PORTFOLIO BY TENANT (TOP 10) TENANT (TOP NET LEASE PORTFOLIO BY Station Casinos, LLC Express Oil Change, L.L.C. (1) See page 34 and 35 for our definition of investment, minimum rent and coverage. Spirit FJ SMF SPE, LLC (2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale. Cinema Operating Company, LLC (3) Coverage amounts include data for certain properties for periods prior to when we assumed ownership of them. Norms Restaurants, LLC (4) Leases subject to full or partial guarantee. American Multi-Cinema, Inc. (5) TA is our largest tenant. As of September 30, 2019, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master Automotive Remarketing Group, Inc. leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3% of non-fuel revenues above 2015 non-fuel revenues). Commencing in 2020, these leases provide for payment of Mills Fleet Farm Group LLC additional half percent (0.5%) of non-fuel revenues above 2019 non-fuel base revenues. TA's remaining deferred rent obligation of $61,650 is due in quarterly installments of $4,404 through January 31, 2023. Other (6) We sold this property on October 29, 2019. Total / Average — 0% — 0% $ — 0% $ — (7) Other includes 270 tenants with an average investment of $6,850 and average annual minimum rent of $470. (1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. Service Properties Trust 32 Supplemental Operating and Financial Data, September 30, 2019

NET LEASE PORTFOLIO - EXPIRATION SCHEDULE

NET LEASE PORTFOLIO - EXPIRATION SCHEDULE

As of 9/30/2019
(dollars in thousands)

Year[1]	Square Feet	Annualized Minimum Rent Expiring [2]	Percent of Total Annualized Minimum Rent Expiring	Cumulative % of Total Minimum Rent Expiring
2019	215,102	$ 1,313	0.3%	0.3%
2020	482,492	6,799	1.6%	1.9%
2021	708,121	9,398	2.2%	4.1%
2022	1,071,820	12,408	3.0%	7.1%
2023	371,812	4,200	1.0%	8.1%
2024	773,833	11,924	2.8%	10.9%
2025	496,061	11,995	2.9%	13.8%
2026	1,805,166	17,702	4.2%	18.0%
2027	1,903,833	24,643	5.9%	23.9%
2028	796,385	13,838	3.3%	27.2%
2029	1,590,922	50,122	12.0%	39.2%
2030	201,492	4,443	1.1%	40.3%
2031	1,405,662	50,535	12.1%	52.4%
2032	1,230,829	50,182	12.0%	64.4%
2033	1,217,338	52,466	12.5%	76.9%
2034	399,368	11,903	2.8%	79.7%
2035	2,241,467	79,995	19.1%	98.8%
2036	274,141	3,854	1.0%	99.8%
2037	—	—	—%	—%
2038	10,183	409	0.1%	99.9%
2039	40,334	438	0.1%	100.0%
2040	1,739	68	0.0%	100.0%
Total	17,238,100	$ 418,635	100.0%	
Weighted Average Lease Term	9.43	11.34		

(1) The year of lease expiration is pursuant to contract terms.

(2) As of September 30, 2019, we had 148 net lease properties with a carrying value of $604,989 and annual minimum rent of $43,081 classified as held for sale.

Service Properties Trust
Supplemental Operating and Financial Data, September 30, 2019

33

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income. We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 19. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 19 and include business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 20. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the item shown on page 20 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Coverage We define hotel coverage as total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns due to SVC divided by the minimum returns or rents due to SVC. We define net lease coverage as annual property level adjusted earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. The annual property level adjusted EBITDAR is determined based on the most recent operating statements, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Properties that do not report operating information are excluded from the coverage calculations. NON-GAAP FINANCIAL MEASURESA AND CERTAIN DEFINITIONS AND CERTAIN MEASURESA FINANCIAL NON-GAAP Service Properties Trust 34 Supplemental Operating and Financial Data, September 30, 2019

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Minimum Return/Rent Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. Investment We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any . NON-GAAP FINANCIAL MEASURESA AND CERTAIN DEFINITIONS AND CERTAIN MEASURESA FINANCIAL NON-GAAP Service Properties Trust 35 Supplemental Operating and Financial Data, September 30, 2019

Warning Concerning Forward-Looking Statements This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. WARNING CONCERNING FORWARD-LOOKING STATEMENTS CONCERNING FORWARD-LOOKING WARNING Service Properties Trust 36 Supplemental Operating and Financial Data, September 30, 2019